CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                             IDF INTERNATIONAL, INC.



        Pursuant to Section 502(d) of the Business Corporation Law of the
                                State of New York
                             IDF INTERNATIONAL, INC.

      Certificate of Amendment of Certificate of Incorporation Pursuant to
    Section 502(d) of the Business Corporation Law of the State of New York

         We, being, respectively, the President and Secretary of IDF INTERNATIONAL, INC., a corporation organized and existing under the Business Corporation Law of the State of New York (the "Corporation"), DO HEREBY CERTIFY:

         FIRST: That, pursuant to authority expressly granted and vested in the Board of Directors of said Corporation by the provisions of its Certificate of Incorporation dated March 27, 1991, as amended to date, the certificate of incorporation is hereby amended by the following resolution:

         RESOLVED, that the Board of Directors, pursuant to authority granted and expressly vested in it by the provisions of the Certificate of Incorporation of the Corporation, as amended, hereby authorizes the issue from time to time of a Class of Preferred Stock, which shall include Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock of the Corporation (collectively, the "Preferred Stock") and hereby fixes the designation, preferences and relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, in addition to those set forth in said Certificate of Incorporation, as amended, to be in their entirety as follows:

                                     PART 1
                            SERIES A PREFERRED STOCK

         Section 1. Designation. This series of Preferred Stock shall be designated and known as "Series A Convertible Preferred Stock" and is sometimes referred to herein as the "Series A Preferred Stock." The number of shares constituting such series shall be one million four hundred thousand shares (1,400,000). The date of issuance of each share of Series A Preferred Stock is referred to herein as the "Original Issue Date."

         Section 2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of each share of Series A Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other series of Preferred Stock of the Corporation ranking junior to the Series A Preferred Stock by reason of their ownership thereof, an amount equal to (i) one dollar and twenty-five cents ($1.25) per share, plus (ii) any and all accrued but unpaid dividends on each share of Series A Preferred Stock declared or otherwise due and payable pursuant to Section 5 hereof. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Series A Preferred Stock shall be insufficient to pay the holders of the Series A Preferred Stock the full amounts to which they respectively shall be entitled pursuant to this
Section 2, the holders of shares of the Series A Preferred Stock shall share ratably in any distribution of assets according to the respective amounts that would be


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

payable in respect of the shares of Series A Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         All of the preferential amounts to be paid to the holders of the Series A Preferred Stock under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock or any other series of Preferred Stock ranking junior to the Series A Preferred Stock in connection with such liquidation, dissolution or winding up. After payment shall have been made to the holders of shares of the Series A Preferred Stock of the full amounts to which they shall have been entitled pursuant to this Section 2, the holders of shares of the Corporation's Common Stock and the holders of shares of the Preferred Stock shall be entitled to share in all remaining assets of the Corporation available for distribution to its shareholders, such remaining assets to be shared by the holders of shares of the Corporation's Common Stock and the holders of shares of the Corporation's Preferred Stock on a pro rata basis calculated as if all of the outstanding shares of the Preferred Stock had been converted into shares of Common Stock pursuant to Section 3 hereof immediately prior to such payment.

         For the purposes of this Section 2, the term "liquidation" shall be deemed to include (i) a consolidation or merger of the Corporation with or into any other corporation, (ii) a merger of any other corporation into the Corporation, (iii) a reorganization of the Corporation, (iv) a purchase or redemption of all or a substantial part of the outstanding shares of any class or classes of capital stock of the Corporation (other than the Preferred Stock),
(v) a sale, transfer, assignment or other disposition of all or substantially all the assets of the Corporation or (vi) a distribution to the Corporation's holders of Common Stock of the stock of any subsidiary of the Corporation.

         If the assets or surplus funds to be distributed to the holders of the Series A Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         Section 3. Conversion. The holders of any shares of the Series A Preferred Stock shall have conversion rights and obligations as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series A Preferred Stock shall be convertible into shares of Common Stock of the Corporation ("Conversion Shares"), without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share, at the office of the Corporation or any transfer agent for the Series A Preferred Stock, into that number of fully = paid and nonassessable Conversion Shares (calculated to the nearest one-one-hundredth (1/100) of a share) determined by dividing one dollar and twenty-five cents ($1.25) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The conversion price at which Conversion Shares shall be deliverable upon conversion of Series A Preferred Stock without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be one dollar and twenty-five cents ($1.25) per Conversion Share. Such initial Conversion Price stall be subject to adjustment, in order to adjust the number of Conversion Shares of Common Stock into which the Series A Preferred Stock is convertible, as hereinafter provided.

         (b) Automatic Conversion. Each share of Series A Preferred Stock shall automatically, without any further action on the part of the holder of Series A Preferred Stock, be converted into Conversion Shares in the same manner as set forth in Section 3(a) upon the events described below. Each person who holds of record Series A Preferred Stock immediately prior to such automatic conversion shall be entitled to all dividends which have accrued to the time of the automatic conversion, but not paid on the Series A Preferred Stock, pursuant to Section 5 hereof. Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion. The shares of Series A Preferred Stock shall be automatically converted, without any further action on the part of the holder of Series A Preferred Stock, into Conversion Shares (i) upon consummation of the first public offering of the Corporation's securities resulting in aggregate gross proceeds to the Company of 55,000,000 or more at an offering price per share (or rate of conversion or exercise for derivative securities) equal to at least double the then effective Conversion Price, or (ii)(A) the Corporation's securities shall be trading on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or another national securities exchange and (B) the closing bid price of the Corporation's Common Stock (or the last sale price, if quoted on a national securities exchange) has been at least double the then effective Conversion Price for twenty consecutive trading days.

         (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series A Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series A Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to
Section 3(a), he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series A Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series A Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share, and a certificate or certificates for such number of shares of Series A Preferred Stock as were represented by the certificates surrendered and not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series A Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common stock on such date. Upon any automatic conversion pursuant to Section 3(b), the mechanics of conversion shall be the same except that all certificates representing shares of Series A Preferred Stock shall, upon such conversion, be deemed to represent that number of shares of Common Stock issuable upon such conversion.

         (d) Stock Dividends. Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the adjustment contemplated by
Section 3(e) shall be deemed to have occurred:

         (i) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

         (ii) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

         If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph 3(d) as of the time of actual payment of such dividend.

         (e) Adjustment for Dividends. Distributions. Subdivisions. Combinations or Consolidation of Common Stock.

         (i) Stock Dividends. Distributions or Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3(d) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

         (ii) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (f) Adjustment for Merger or Reorganization, etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation or other business entity, each share of Series A Preferred Stock thereafter shall be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series A Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series A Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series A Preferred Stock.

         (g) Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series A Preferred Stock against impairment.

         (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares into which the Series A Preferred Stock may be converted pursuant to this Section 3, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and, upon request by any holder of Series A Preferred Stock, furnish to each holder of Series A Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation, upon the written request at any time of


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

any holder of Series A Preferred Stock, shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series A Preferred Stock.

         (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and other than the dividends to be paid pursuant to Section 5 hereof) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         (j) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as from time to time shall be sufficient to effect conversion of the Series A Preferred Stock.

         Section 4. Voting. (a) The holders of shares of Series A Preferred Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to a shareholder for a vote, on the following basis:

         (i) Holders of Common Stock shall have one vote per share on all matters; and

         (ii) Holders of Series A Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series A Preferred Stock held by such holder is then convertible.

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

         Section 5. Dividends. The Corporation shall declare and pay to the holder of each share of Series A Preferred Stock cash dividends (the "Series A Preferred Dividend") aggregating each year in the amount of eight percent (8%) of the purchase price thereof, such purchase price being deemed to be the original principal amount of the Corporation's Senior Subordinated Convertible Note (or accrued interest on either the Corporation's Senior Subordinated Convertible Note or any other indebtedness of the Corporation, if such accrued interest was originally converted into shares of Series A Preferred Stock) from which such shares of Series A Preferred Stock shall have been converted, at any time that the Corporation legally may pay dividends in accordance with Delaware law. Such dividends shall be cumulative commencing as of the Original Issue Date, shall be paid prior and in advance of payment of dividends on any other capital stock of the Corporation ranking junior to the Series A Preferred Stock, and shall be paid on at least a quarterly basis, and in all events prior to the payment of dividends on any other capital stock of the Corporation ranking junior to the Series A Preferred Stock. Such dividends shall be paid in cash; provided, that in the event that the Corporation has received the written agreement of any holder(s) of the Series A Preferred Stock to the effect that at the option of the Corporation such dividends shall be payable either in cash or in additional whole or fractional shares of the Series A Preferred Stock [with the number of such shares to be distributed being equal to the quotient determined by dividing the cash dividend amount by One Dollar and Twenty-Five Cents ($1.25)], then such dividends may be paid in additional shares of Series A Preferred Stock at the option of the Corporation. Each such dividend shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days nor less than 10 days preceding the payment date of such


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


dividends as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

         Section 6. Restriction on Additional Issuances. The Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series A Preferred Stock, create or issue any additional Series A Preferred Stock (other than the 1,400,000 Series A Preferred Stock shares authorized hereby) or securities of the Company which rank senior to the Series A Preferred Stock upon payment of dividends or upon liquidation or other distribution of assets other than debt securities issued in connection with borrowings, direct or indirect, from financial institutions or other persons by the Company, provided such securities and borrowings do not have any equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Company. The Corporation may create other series of Preferred Stock on a basis which is on a parity with the Series A Preferred Stock.

                                     PART 2
                            SERIES B PREFERRED STOCK

         Section 1. Designation. This series of Preferred Stock shall be designated and known as "Series B Redeemable Convertible Preferred Stock" and is sometimes referred to herein as the "Series B Preferred Stock."

         The number of shares constituting such series shall be five hundred thousand (500,000) shares. The date of issuance of each share of Series B Preferred Stock is referred to herein as the "Original Issue Date."


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

         Section 2. Liquidation Rights. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, the holders of each share of Series B Preferred Stock shall be entitled to receive, prior and in preference to any distribution of any of the assets or surplus funds of the Corporation to the holders of the Common Stock or any other series of preferred stock ranking junior to the Series B Preferred Stock of the Corporation by reason of their ownership thereof, an amount equal to (i) two dollars ($ 2.00) per share (the "Liquidation Value"), plus (ii) any and all accrued but unpaid dividends on each share of Series B Preferred Stock declared or otherwise due and payable pursuant to Section 7 hereof. If, upon any liquidation, dissolution or winding up of the Corporation, the assets of the Corporation available for distribution to the holders of the Series B Preferred Stock shall be insufficient to pay the holders of the Series B Preferred Stock the full amounts to which they respectively shall be entitled pursuant to this
Section 2, the holders of shares of the Series B Preferred Stock shall share ratably in any distribution of assets according to the respective amounts that would be payable in respect of the shares of Series B Preferred Stock held by them upon such distribution if all amounts payable on or with respect to said shares were paid in full.

         All of the preferential amounts to be paid to the holders of the Series B Preferred Stock under this Section 2 shall be paid or set apart for payment before the payment or setting apart for payment of any amount for, or the distribution of any assets of the Corporation to, the holders of the Common Stock or any other series of preferred stock ranking junior to the Series B Preferred Stock in connection with such liquidation, dissolution or winding up. After payment shall have been made to the holders of shares of the Series B Preferred Stock of the full amounts to which they shall have been entitled pursuant to this Section 2, the holders of shares of the Corporation's Common Stock and the holders of shares of any preferred stock not ranking junior to the Series


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



B Preferred Stock shall be entitled to share in all remaining assets of the Corporation available for distribution to its shareholders, such remaining assets to be shared by the holders of shares of the Corporation's Common Stock and the holders of shares of the Series B Preferred Stock and shares of the Corporation's preferred stock not ranking junior to the Series B Preferred Stock on a pro rata basis calculated as if all of the outstanding shares of such preferred stock had been converted into shares of Common Stock pursuant to
Section 3 hereof immediately prior to such payment.

         For the purposes of this Section 2, the term "liquidation" shall be deemed to include (i) a consolidation or merger of the Corporation with or into any other corporation, (ii) a merger of any other corporation into the Corporation, (iii) a reorganization of the Corporation, (iv) a purchase or redemption of all or a substantial part of the outstanding shares of any class or classes of capital stock of the Corporation (other than the Series B Preferred Stock or any other series of preferred stock ranking senior or pari passu to the Series B Preferred Stock, including but not limited to the Corporation's Series A Convertible Preferred Stock (the "Series A Preferred Stock")), (v) a sale, transfer, assignment or other disposition of all or substantially all the assets of the Corporation or (vi) a distribution to the Corporation's holders of Common Stock of the stock of any subsidiary of the Corporation.

         If the assets or surplus funds to be distributed to the holders of the Series B Preferred Stock are insufficient to permit the payment to such holders of their full preferential amount, the assets and surplus funds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full preferential amount each such holder is otherwise entitled to receive.

         Section 3. Conversion. The holders of any shares of the Series B Preferred Stock shall have conversion rights and obligations as follows (the "Conversion Rights"):

         (a) Right to Convert. Each share of Series B Preferred Stock shall be convertible into shares of Common Stock of the Corporation ("Conversion Shares"), without the payment of any additional consideration by the holder thereof and at the option of the holder thereof, at any time after the date of issuance of such share (except that, with respect to any shares called for redemption, such right shall terminate at the close of business on the date preceding the date fixed for redemption), at the office of the Corporation or any transfer agent for the Series B Preferred Stock, into that number of fully paid and nonassessable Conversion Shares (calculated to the nearest one-one-hundredth (1/100) of a share) determined by dividing two dollars ($2.00) by the Conversion Price, determined as hereinafter provided, in effect at the time of conversion. The conversion price at which Conversion Shares shall be deliverable upon conversion of Series B Preferred Stock without the payment of any additional consideration by the holder thereof (the "Conversion Price") shall initially be two dollars ($2.00) of Liquidation Value of a share of Series B Preferred Stock, per Conversion Share. Such initial Conversion Price shall be subject to adjustment, in order to adjust the number of Conversion Shares of Common Stock into which the Series B Preferred Stock is convertible, as hereinafter provided.

         (b) Automatic Conversion. Each share of Series B Preferred Stock shall automatically, without any further action on the part of the holder of Series B Preferred Stock, be converted into Conversion Shares in the same manner as set forth in Section 3(a) upon the events described below. Each person who holds of record Series B Preferred Stock immediately prior to such automatic conversion shall be entitled to all dividends which have accrued to the time of the automatic conversion, but not paid on the Series B Preferred Stock, pursuant to
Section 7 hereof.

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

Such dividends shall be paid to all such holders within thirty (30) days of the automatic conversion. The shares of Series B Preferred Stock shall be automatically converted, without any further action on the part of the holder of Series B Preferred Stock, into Conversion Shares (i) upon consummation of a public offering of the Corporation's securities resulting in aggregate gross proceeds to the Corporation of $5,000,000 or more at an offering price per share (or rate of conversion or exercise for derivative securities) equal to at least double the then effective Conversion Price, or (ii)(A) the Corporation's securities shall be trading on the National Association of Securities Dealers, Inc. Automated Quotation System ("Nasdaq") or another national securities exchange and (B) the closing bid price of the Corporation's Common Stock (or the last sale price, if quoted on a national securities exchange) has been at least five dollars ($5.00) for thirty (30) consecutive trading days.

         (c) Mechanics of Conversion. No fractional shares of Common Stock shall be issued upon conversion of the Series B Preferred Stock. In lieu of any fractional shares to which the holder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then effective Conversion Price. Before any holder of Series B Preferred Stock shall be entitled to convert the same into full shares of Common Stock pursuant to
Section 3(a), he shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or of any transfer agent for the Series B Preferred Stock, and shall give written notice to the Corporation at such office that he elects to convert the same and shall state therein his name or the name or names of his nominees in which he wishes the certificate or certificates for shares of Common Stock to be issued. The Corporation shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Series B Preferred Stock, or to his nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which he shall be entitled as aforesaid, together with cash in lieu of any fraction of a share, and a certificate or certificates for such number of shares of Series B Preferred Stock as were represented by the certificates surrendered and not converted. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of the shares of Series B Preferred Stock to be converted, and the person or persons entitled to receive the shares of Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date. Upon any automatic conversion pursuant to Section 3(b), the mechanics of conversion shall be the same except that all certificates representing shares of Series B Preferred Stock shall, upon such conversion, be deemed to represent that number of shares of Common Stock issuable upon such conversion.

         (d) Stock Dividends, Stock Distributions and Subdivisions. In the event the Corporation at any time or from time to time after the Original Issue Date shall declare or pay any dividend or make any other distribution on the Common Stock payable in Common Stock, or effect a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise than by payment of a dividend in Common Stock), then and in any such event, the adjustment contemplated by
Section 3(e) shall be deemed to have occurred:

         (i) in the case of any such dividend or distribution, immediately after the close of business on the record date for the determination of holders of any class of securities entitled to receive such dividend or distribution, or

         (ii) in the case of any such subdivision, at the close of business on the date immediately prior to the date upon which such corporate action becomes effective.

         If such record date shall have been fixed and such dividend shall not have been fully paid on the date fixed therefor, the adjustment previously made in the Conversion Price which became effective on such record date shall be canceled as of the close of business on such record date, and thereafter the Conversion Price shall be adjusted pursuant to this subparagraph 3(d) as of the time of actual payment of such dividend.

         (e) Adjustment for Dividends. Distributions. Subdivisions. Combinations or Consolidation of Common Stock.

         (i) Stock Dividends. Distributions or Subdivisions. In the event the Corporation shall issue Additional Shares of Common Stock pursuant to Section 3(d) in a stock dividend, stock distribution or subdivision, the Conversion Price in effect immediately prior to such stock dividend, stock distribution or subdivision shall, concurrently with the effectiveness of such stock dividend, stock distribution or subdivision, be proportionately decreased.

         (ii) Combinations or Consolidations. In the event the outstanding shares of Common Stock shall be combined or consolidated, by reclassification or otherwise, into a lesser number of shares of Common Stock, the Conversion Price in effect immediately prior to such combination or consolidation shall, concurrently with the effectiveness of such combination or consolidation, be proportionately increased.

         (f) Adjustment for Merger or Reorganization etc. In case of any consolidation or merger of the Corporation with or into another corporation or the conveyance of all or substantially all of the assets of the Corporation to another corporation or other business entity, each share of Series B Preferred Stock thereafter shall be convertible into the number of shares of stock or other securities or property to which a holder of the number of shares of Common Stock of the Corporation deliverable upon conversion of such Series B Preferred Stock would have been entitled upon such consolidation, merger or conveyance; and, in any case, appropriate adjustment (as determined by the Board of Directors) shall be made in the application of the provisions herein set forth with respect to the rights and interest thereafter of the holders of the Series B Preferred Stock, to the end that the provisions set forth herein (including provisions with respect to changes in and other adjustments of the Conversion Price) shall thereafter be applicable, as nearly as reasonably may be, in relation to any shares of stock or other property thereafter deliverable upon the conversion of the Series B Preferred Stock.

         (g) No Impairment. The Corporation shall not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation but will at all times in good faith assist in the carrying out of all the provisions of this
Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Series B Preferred Stock against impairment.

         (h) Certificate as to Adjustments. Upon the occurrence of each adjustment or readjustment of the number of shares into which the Series B Preferred Stock may be converted pursuant to this Section 3, the Corporation, at its expense, promptly shall compute such adjustment or readjustment in accordance with the terms hereof and, upon request by any holder of Series B Preferred Stock, furnish to each holder of Series B Preferred Stock a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation, upon the written request at any time of any holder of Series B Preferred Stock, shall furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Price at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of Series B Preferred Stock.

         (i) Notices of Record Date. In the event of any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend which is the same as cash dividends paid in previous quarters and other than the dividends to be paid pursuant to Section 6 hereof) or other distribution, the Corporation shall mail to each holder of Series B Preferred Stock at least ten (10) days prior to the date specified herein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution.

         (j) Common Stock Reserved. The Corporation shall reserve and keep available out of its authorized but unissued Common Stock such number of shares of Common Stock as from time to time shall be sufficient to effect conversion of the Series B Preferred Stock.

         Section 4. Redemption.

         (a) Redemption at the Option of the Corporation. (i) The Corporation may redeem the Series B Preferred Stock, in whole or in part, at any time or from time to time, out of funds legally available therefor at a redemption price of two dollars ($2.00) per share plus an amount equal to accrued and unpaid dividends, if any, to and including the date fixed for redemption, whether or not earned or declared.

         (ii) In the event the Corporation shall redeem shares of Series B Preferred Stock, notice of such redemption shall be given by mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the redemption date, to each holder of record of the shares to be redeemed, at such holder's address as the same appears on the stock records of the Corporation. Each notice shall state: (A) the redemption date, (B) the number of shares of Series B Preferred

Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of shares to be redeemed from such holder, (C) the redemption price, (D) the place or places where certificate for such shares is to be surrendered for payment of the redemption price, (E) the then current Conversion Price, and (F) that dividends on the shares to be redeemed shall cease to accrue on such redemption date.

         (iii) Upon surrender in accordance with said notice of the certificates for any such shares so redeemed (properly endorsed or assigned for transfer, if the Board of Directors shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at a redemption price aforesaid. If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, shares to be redeemed shall be selected by the Corporation from outstanding shares of Series B Preferred Stock not previously called for redemption on a pro rata basis. If fewer than all the shares represented by any certificate are redeemed, a new certificate shall be issued representing the unredeemed shares without cost to the holder thereof.

         (iv) Notwithstanding the foregoing, if notice of redemption has been given pursuant to this Section 4(a) and any holder of shares of Series B Preferred Stock shall, prior to the close of business on the date preceding the redemption date, give written notice to the Corporation pursuant to Section 3(c) hereof of the conversion of any or all of the shares to be redeemed held by such holder (accompanied by a certificate or certificates for such shares, duly endorsed or assigned to the Corporation), then the conversion of such shares to be redeemed shall become effective as provided in Section 3.

         (b) Redemption at the Option of the Holder. (i) Each holder of Series B Preferred Stock shall have the right to require the Corporation to repurchase all of such holder's Series B Preferred Stock or any portion thereof at a price equal to 100% of the liquidation preference of the Series B Preferred Stock, plus accrued dividends, if any, to the Repurchase Date. Such repurchase shall occur on August 25, 2004 (the "Repurchase Date").

         (ii) Any holder electing to have shares of Series B Preferred Stock repurchased pursuant to this Section 4(b) shall surrender such shares, duly endorsed for transfer, together with irrevocable notice of such holder's intent to exercise such repurchase right, to the Corporation on or prior to the close of business on August 15, 2004.

         (iii) The Corporation shall accept for payment shares of Series B Preferred Stock properly tendered pursuant to this Section 4(b). On the Repurchase Date, the Corporation shall mail to the holders of Series B Preferred Stock so tendered and accepted payment in an amount equal to the redemption price, and as soon as possible after such payment, shall cancel the shares of Series B Preferred Stock so tendered and accepted. The Corporation will issue to holders whose shares of Series B Preferred Stock are purchased only in part new shares of Series B Preferred Stock equal to the unpurchased portion of the shares of Series B Preferred Stock surrendered.

         Section 5. Voting. (a) The holders of shares of Series B Preferred Stock shall be entitled to notice of any shareholders' meeting and to vote upon any matter submitted to a shareholder for a vote, on the following basis:

         (i) Holders of Common Stock shall have one vote per share on all matters; and

         (ii) Holders of Series B Preferred Stock shall have that number of votes per share as is equal to the number of shares of Common Stock into which each such share of Series B Preferred Stock held by such holder is then convertible.

         Section 6. Ranking. Any class or classes of stock of the Corporation shall be deemed to rank junior to the Series B Preferred Stock, with the exception of the Series A Convertible

Preferred Stock or any other series of Preferred stock which shall rank on parity with the Series B Preferred Stock, including with respect to the payment of dividends and upon liquidation.

         Section 7. Dividends. The Corporation shall declare and pay to the holder of each share of Series B Preferred Stock cash dividends (the "Preferred Dividend") aggregating each year in the amount of eight percent (8%) of the purchase price thereof, such purchase price being deemed to be two dollars ($2.00), at any time that the Corporation legally may pay dividends in accordance with New York law. Such dividends shall be cumulative commencing as of the Original Issue Date, shall be paid prior and in advance of payment of dividends on any other capital stock of the Corporation ranking junior to the Series B Preferred Stock, and shall be paid on at least a quarterly basis, and in all events prior to the payment of dividends on any other capital stock of the Corporation. Such dividends shall be paid in cash; provided, that in the event that the Corporation has received the written agreement of any holder(s) of the Series B Preferred Stock to the effect that at the option of the Corporation such dividends shall be payable either in cash or in additional whole or fractional shares of the Series B Preferred Stock [with the number of such shares to be distributed being equal to the quotient determined by dividing the cash dividend amount by One Dollar and Twenty-Five Cents ($1.25)], then such dividends may be paid in additional shares of Series A Preferred Stock at the option of the Corporation. Each such dividend shall be paid to the holders of record of shares of the Series B Preferred Stock as they appear on the stock register of the Corporation on such record date, not exceeding 30 days nor less than 10 days preceding the payment date of such dividends as shall be fixed by the Board of Directors of the Corporation or a duly authorized committee thereof.

         Section 8. Restriction on Additional Issuances. The Corporation shall not, without the prior written consent of the holders of at least a majority of the then outstanding shares of Series

B Preferred Stock, create or issue any additional Series B Preferred Stock (other than the 500,000 shares authorized hereby) or securities of the Corporation which rank senior to the Series B Preferred Stock upon payment of dividends or upon liquidation or other distribution of assets, other than debt securities issued in connection with borrowings, direct or indirect, from financial institutions or other persons by the Corporation, provided such securities and borrowings do not have any equity features, including warrants, options or other rights to purchase capital stock, and are not convertible into capital stock of the Corporation.

                                     PART 3
                            SERIES C PREFERRED STOCK

         Authority is hereby vested in the Board of Directors of the Corporation to provide for the issuance of up to 2,100,000 shares of Series C Preferred Stock and in connection therewith to fix by resolution providing for the issue of such series or subclassifications thereof, the number of shares to be included in such series or subclassifications thereof, including, without limitation, rights of redemption or conversion into Common Stock, to the fullest extent now or hereafter permitted by the New York Business Corporation Law.

         SECOND: That said determination of the designation, preferences and the relative, participating, optional or other rights, and the qualifications, limitations or restrictions thereof, relating to said Preferred Stock, was duly made by the Board of Directors pursuant to the provisions of the Certificate of Incorporation of the Corporation, as amended, and in accordance with the provisions of Section 502(d) of the Business Corporation Law of the State of New York.

         IN WITNESS WHEREOF, this Certificate has been signed by the Executive Vice President of IDF INTERNATIONAL, INC. and said Corporation has caused its corporate seal to be hereunder affixed and attested by its Secretary, all as of the 28th day of January, 1998.

IDF INTERNATIONAL, INC.                          ATTEST


By:__________________________________________    [SEAL]_________________________
   Simantov Moskona, Executive Vice President          Sergio Luciani, Secretary







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